Exhibit 99.2

Natural Gas Gathering & Processing Divestiture

June 19, 2012

NASDAQ: MMLP www.martinmidstream.com

Disclosure of Forward Looking Statements

Statements included that are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto), are forward-looking statements. These statements can be identified by the use of forward-looking terminology including

“forecast,” “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other “forward -looking” information. We and our representatives may from time to time make other oral or written statements that are also forward-looking statements.

These forward-looking statements are based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons. A discussion of these factors, including risks and uncertainties, is set forth in Martin Midstream’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

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Disclosure of Non-GAAP Financial Measures

This presentation includes certain non-GAAP financial measures such as EBITDA and Adjusted EBITDA. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States (GAAP). A reconciliation of non-GAAP financial measures included in this presentation to the most directly comparable financial measure calculated and presented in accordance with GAAP is set forth in the Appendix of this presentation or on our web site at www.martinmidstream.com

MMLP’s management believes that these non-GAAP financial measures provide useful information to investors regarding the MMLP’s financial condition and results of operations as they provide another measure of the profitability and ability to service its debt, and are considered important measures by financial analysts covering MMLP and its peers.

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Martin Midstream Partners L.P.

OVERVIEW

• Listed: NASDAQ:MMLP

• October 31, 2002

• MMLP is a publically traded, diversified master limited partnership with operations including:

• Terminalling & Storage

• Natural Gas Services

• Sulfur Services

• Marine Transportation

• MMLP Trading Summary

• Unit Price: $30.58

• Market Cap: $707 million

• Distribution: $0.7625 quarterly

• Current Yield: 10.0%

• Units Outstanding: 23.1 million

*As of June 18, 2012

Transaction Overview

MMLP is simplifying its business mix. We will continue to have four distinct operating segments, however, we are reducing our exposure to natural gas gathering and processing and certain natural gas liquid commodities

MMLP has executed a definitive Purchase & Sale Agreement (PSA) with certain wholly-owned subsidiaries of CenterPoint Energy, Inc. (NYSE: CNP) regarding the sale of certain natural gas gathering & processing assets located in East Texas and Northwest Louisiana

Purchase Price: $275,000,000, all cash consideration– subject to certain due diligence exclusions & add-backs negotiated by the MMLP & CNP which include certain capital expenditures

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Transaction Overview (continued)

Deal Structure:

An asset purchase of the following specific assets/systems:

• Our 50% interest in Waskom Gas Processing Company (remaining 50% already owned by an indirect wholly-owned subsidiary of CNP)

• Our Woodlawn gas processing plant and gathering system

• Our McLeod, Hallsville and Darco gas gathering systems

• Our East Texas condensate gathering system

• Purchase EXCLUDES Prism’s 50% membership

Interstate Pipeline Energy, LLC

Approvals Necessary:

• Sale remains subject to Hart-Scott-Rodino (“HSR”) – anticipated approval to be within 30 days

• The MMLP Board of Directors received a fairness opinion in regards to the consideration for the transaction and has approved the sale

Closing is anticipated to occur on our about July 31, 2012

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Martin Midstream Partners L.P.

DIVERSIFIED OPERATING MIX –

Terminalling & Storage

Natural Gas Services

2012E PRO-FORMA ADJUSTED EBITDA MIX (1)

Sulfur Services

Marine Transportation

33%

14%

15%

46%

(1)	Adjusted EBITDA before unallocated SG&A

Potential Uses of the Proceeds— MMLP’s

In the short run, the full amount of the proceeds received will be used to pay down the revolving credit facility. We currently have $295 million drawn as of June 18th

MMLP continually pursues strategic acquisitions. Several targets that complement our existing infrastructure have been identified. Those potential acquisitions are in various working phases and could be consummated within calendar 2012

To date, approximately $200-$300 million of organic growth capital projects have been identified and will be presented to the MMLP BoD

While there is no certainty with respect to the acquisitions, MMLP is confident that it will be able to invest the proceeds at lower multiples than the implied valuation that it is receiving from the divestiture of the Prism assets

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MARTIN MIDSTREAM PARTNERS